Exhibit 99.1

Investor contact:

Varian, Inc.

Investor Relations

650.213.8000, Ext. 3752

ir@varianinc.com

Media contact:

Lauren Lum

Varian, Inc.

650.424.5286

lauren.lum@varianinc.com

FOR IMMEDIATE RELEASE:

February 7, 2005

VARIAN, INC. TO SELL ELECTRONICS MANUFACTURING BUSINESS FOR $195 MILLION

Divestiture will allow Varian, Inc. to focus efforts and capital on core business

PALO ALTO, Calif. – Varian, Inc. (Nasdaq:VARI), a major supplier of scientific instruments, consumables and vacuum technologies serving a broad range of life science and industrial customers worldwide, announced today it entered into a definitive agreement to sell its Electronics Manufacturing business to Jabil Circuit, Inc., a global leader in the electronics manufacturing services (EMS) sector, for approximately $195 million in cash, subject to a working capital adjustment.

“I believe that divesting this non-core business is the ideal way to advance our overall strategy of focusing our resources on growing our core business. Our strategic strength is in the pure play of scientific instruments and vacuum technologies and leveraging the synergies between those two businesses to grow in life sciences,” said Garry W. Rogerson, President and Chief Executive Officer, Varian, Inc. “We will continue to focus our efforts on investing in R&D, improving our operating margins, and pursuing synergistic acquisitions in a highly disciplined manner. Additionally, we will utilize our newly announced $145 million repurchase authorization to buy back shares. Our strategy of focusing on information rich detection products, including nuclear magnetic resonance, mass spectrometry, infrared and application-based consumables remains unchanged.”

As part of Varian, Inc.’s focus on complementary acquisitions to accelerate growth and expand operating margins, the company recently completed two purchases that enhance the company’s ability to perform in the spectroscopy and magnetic resonance imaging markets. The infrared product line, including FT-IR and Raman technologies, acquired from Digilab,

LLC in September 2004, complements the company’s molecular product offering as well as information rich detectors. The acquisition of Magnex Scientific Ltd. in November 2004 provides Varian, Inc. a key competency needed to grow and expand the user base for nuclear magnetic resonance and magnetic resonance imaging applications.

“The Electronics Manufacturing business will benefit from an increased management focus and investment by Jabil, providing it with the resources and attention to grow and better serve customers in its niche application,” added Rogerson.

With facilities in Tempe, Arizona, and Poway and Rocklin, California, the Electronics Manufacturing business segment serves customers with low- to medium-volume and high-mix requirements of diverse products. The segment generated $192 million in revenue to external customers during fiscal year 2004. The closing of the divestiture, which is subject to regulatory clearance and other customary conditions, is expected to occur in early March.

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Caution Regarding Forward-Looking Statements

This press release includes forward-looking statements which are subject to risks, uncertainties and assumptions that could cause the company’s actual results to differ materially from management’s current expectations. Those risks and uncertainties include, but are not limited to, the following: whether we will succeed in new product development, release, commercialization, performance, and acceptance; whether we can achieve continued growth in sales in life science applications; risks arising from the timing of shipments, installations, and the recognition of revenues on leading-edge NMR and MR imaging systems and superconducting magnets; the impact of shifting product mix on profit margins in the Scientific Instruments segment; whether we will see continued strong demand for vacuum products; competitive products and pricing; economic conditions in the Company’s product and geographic markets; foreign currency fluctuations that could adversely impact revenue growth and earnings; whether we will be able to successfully integrate acquired businesses; whether we will see reduced demand from customers that operate in cyclical industries; the impact of any delays or reduction in government funding for research; our ability to improve efficiencies; whether we are successful in completing the sale of our Electronics Manufacturing business; how accounting rules will require us to account for the Electronics Manufacturing business as a discontinued operation; and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

About Varian, Inc.

Varian, Inc. is a major supplier of scientific instruments, vacuum technologies, and specialized contract electronics manufacturing services. These businesses serve a broad range of life science and industrial customers worldwide. The company manufactures in 15 locations in North America, Europe, and the Pacific Rim and employs some 4,600 people. Varian, Inc. had fiscal year 2004 sales of $916 million. Additional information about Varian is available at www.varianinc.com.